Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Travere Therapeutics, Inc.
San Diego, California

We hereby consent to the incorporation by reference in the Registration Statement of our reports dated February 24, 2022, relating to the consolidated financial statements and the effectiveness of Travere Therapeutics, Inc.’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/BDO USA, LLP

BDO USA, LLP
San Diego, California

August 18, 2022